Exhibit 10.26

                              SETTLEMENT AGREEMENT

          SETTLEMENT AGREEMENT (this "AGREEMENT"), dated as of 22nd September 2000, among AMERICAN BANKNOTE CORPORATION, a Delaware corporation having its principal place of business at 410 Park Avenue, New York, New York 10022 ("ABN"), AMERICAN BANK NOTE COMPANY, a New York Corporation with its principal place of business at 2520 Metropolitan Drive, Trevose, Pennsylvania 19053 ("ABNCO"), and LIETUVOS BANKAS, Gedimino Avenue, No. 6, Vilnius, Republic of Lithuania (the "BANK").

                               W I T N E S S E T H

          WHEREAS, pursuant to that certain Memorandum of Agreement, dated August 5, 1993, by and between ABN and the Bank (the "MEMORANDUM AGREEMENT") and those certain printing contracts between ABN and the Bank entered into on December 19, 1990 and November 5, 1992, as amended, and the memorandum dated October 1, 1992 that comprise the subject thereof (collectively, the "CONTRACTS"), the parties resolved all controversies then outstanding relating to disputes arising under the Contracts, subject to certain conditions; and

          WHEREAS, the Bank called for tenders for currency printing contracts in April 1996 (the "Tenders") but ultimately did not award the contracts to ABNCo, which had submitted bids pursuant to the call for such Tenders;

          WHEREAS, on April 7, 1997, ABN commenced an arbitration proceeding against the Bank for breach of its obligations under the Memorandum Agreement before an arbitral tribunal (the "ARBITRAL TRIBUNAL") of the International Chamber of Commerce (the "ICC") in Paris, France (the "ARBITRATION"), and on May 13, 1997, the Bank filed a counterclaim against ABN in the Arbitration; and

          WHEREAS, ABN is the debtor and debtor-in-possession in the Chapter 11 reorganization case no. 99 B 11577 (PCB) (the "CHAPTER 11 CASE") filed on December 8, 1999 under Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "BANKRUPTCY CODE"), in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"); and

          WHEREAS, on January 21, 2000, the Bank filed a proof of claim against ABN in the Chapter 11 Case (the "CLAIM"); and

          WHEREAS, on March 17, 2000, ABN filed a counterclaim against the Bank in the Bankruptcy Court (the "COUNTERCLAIM"); and

          WHEREAS, on February 18, 2000, the Bank filed a motion under section 362 of the Bankruptcy Code for modification of the automatic stay to permit it to liquidate its Claim in the Arbitration rather than the Bankruptcy Court; and

          WHEREAS, ABN, ABNCo, and the Bank wish to voluntarily settle and release each other from any and all claims relating to the Contracts, the Memorandum Agreement, and/or the Tenders upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the promises and of the releases, representations, covenants, and obligations contained herein, the parties hereto agree as follows:

          1. SETTLEMENT AMOUNT. Subject to the terms hereof, ABN agrees to pay the Bank US$ 2,200,000.00 in accordance with section 2 hereof.

          2. PAYMENT TERMS.

               a. Scheduled Payment Amounts. Payments under this Agreement shall be begin upon the consummation of ABN's Chapter 11 reorganization plan in the Chapter 11 Case (the "CONSUMMATION DATE") and conclude upon the third anniversary of the Consummation Date. Specifically, payments shall be made as follows: (i) $300,000 to be paid on the Consummation Date; (ii) $200,000 to be paid six months after the Consummation Date; (iii) $500,000 to be paid upon the first anniversary of the Consummation Date; (iv) $300,000 to be paid eighteen months after the Consummation Date; (v) $300,000 to be paid upon the second anniversary of the Consummation Date; (vi) $300,000 to be paid thirty months after the Consummation Date; and (vii) $300,000 to be paid upon the third anniversary of the Consummation Date. Each of the foregoing payments shall be referred to as a "SCHEDULED PAYMENT AMOUNT." A Scheduled Payment Amount shall be deemed made upon the date of receipt by ABN of confirmation of a federal funds wire transfer to the Bank in respect of such Scheduled Payment Amount (each, a "RECEIPT"). A Scheduled Payment Amount shall be deemed timely made if the Receipt with respect to such Scheduled Payment Amount is dated on or prior to the date when such Scheduled Payment Amount is due pursuant to the terms of this Agreement (a "Due Date"), and such Receipt indicates that the wire transfer was effected on or before such Due Date. Nothing herein shall preclude ABN from making timely payment of a Scheduled Payment Amount by means other than federal funds wire transfer.

               b. INTEREST. Interest shall accrue upon the outstanding principal amount of the Settlement Amount at the prevailing LIBOR rate for U.S. Dollars for terms corresponding to the period between the maturity date of a Scheduled Payment Amount and the maturity date of the immediately following Scheduled Payment Amount (the "INTEREST PERIOD"). The first Interest Period shall commence on the Consummation Date and shall end six months thereafter. Each subsequent Interest Period shall commence at the end of the immediately previous Interest Period and shall end on the maturity date of the immediately following Scheduled Payment Amount. The interest accrued during each Interest Period shall be paid on the same maturity date as each Scheduled Payment Amount.

               c. PAYMENT DATE. If the Due Date of any Scheduled Payment Amount shall fall upon a weekend or a day that is a holiday in the United States, the payment shall be made upon the next business day that is neither a weekend day nor a holiday.

               d. DEFAULT. If ABN shall fail to make a Scheduled Payment Amount when due, the Bank, after the expiration of five (5) business days (the "GRACE PERIOD"), may declare the entire Settlement Amount hereby evidenced to be due, payable, and collectible then or thereafter, as the Bank may elect without notice to ABN. The Bank may waive any default before or after the same has occurred, and restore this Agreement to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one. After the Grace Period, interest shall accrue upon any outstanding principal amount of the Settlement Amount at three hundred basis points above the prevailing LIBOR rate for U.S. Dollars, until payment of the outstanding Settlement Payment Amount, including previously accrued interest, has been made.

          3. NECESSARY APPROVALS. This Agreement shall be (i) contained in ABN's Chapter 11 reorganization plan and approved by the Bankruptcy Court, (ii) presented to and confirmed by the Arbitral Tribunal in the form of an ICC award by consent, and (iii) approved by all necessary action of the Board of each of the Bank and ABN so as to constitute a legally binding obligation of the Bank and ABN, respectively.

          4. RELEASES. Effective upon the approval of this Agreement by each of the Bankruptcy Court and the Arbitral Tribunal, and subject to the payment of each Scheduled Payment Amount hereunder, each of ABN, ABNCo, and the Bank shall be deemed to release each other from, and shall be enjoined from making, any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, or liabilities, known or unknown, that each had, now has, or may hereafter claim to have against the other by reason of any matter, cause, or thing whatsoever, whether or not previously asserted before any court or arbitral tribunal, relating to or arising under (i) the Memorandum Agreement and/or the Tenders; (ii) the Contracts; (iii) the Claim; (iv) the Counterclaim (as defined below); and (v) the Arbitration, including, but not limited to (a) all claims and counterclaims asserted by ABN and the Bank (whether or not subsequently withdrawn), (b) all arbitration fees or advances made therefor, including ICC administrative fees and arbitrators' fees and expenses, which have been paid out of the advances already made by the Bank, (c) all direct and indirect costs borne by each party, including the fees and expenses of its legal counsel, experts, and advisors, and (d) all rights of either party under any awards, partial awards, interim awards, or procedural orders issued by the Arbitral Tribunal that have not yet been enforced or executed, including the Award of the Arbitral Tribunal dated February 10, 2000 ordering ABN to post security for arbitration costs; and (vi) any statements, allegations, or communications, written or oral, concerning the arbitration, the conduct thereof, the claims asserted therein, or the actions of any of the parties in relation thereto, made by any of the parties (or their legal representatives, agents, or employees) to any other party or any third party, including any official of any government or governmental agency or the press (collectively, the "Releases").

          5. ARBITRATION. All fees arising out of the Arbitration in relation to the ICC administrative fees and arbitrators' fees and expenses which have been advanced by the Bank, shall be paid by the Bank. The parties shall request that the Arbitral Tribunal specifically note, in the award incorporating or acknowledging this Agreement, the annulment of all remaining executory obligations and enforcement rights arising from all awards, partial awards, interim awards, and procedural orders issued by the Arbitral Tribunal. Each party shall bear the costs of its own legal counsel, experts, and other advisors. Any additional fees and costs arising out of the Arbitration after the date hereof in excess of the advances already made shall be borne by ABN.

          6. REPRESENTATIONS AND ACKNOWLEDGMENTS.

     Each of ABN, ABNCo, and the Bank represents and acknowledges that:

               a. it is duly authorized to execute and deliver this Agreement;

               b. it has not filed any claim against the other in any jurisdiction, except for the Arbitration, the Claim, and the Counterclaim;

               c. it shall not make any oral or written statement disparaging the other or the other's directors, officers, employees, agents, or business; PROVIDED, however, that in the event of the failure by one party to comply with the terms hereof, nothing in this paragraph 6.c shall prevent the other party from making any statement in good faith referring to such failure;

               d. as stated in the minutes of the December 15, 1997 meeting of the Arbitral Tribunal, although the Contracts have been signed by the Bank and the Government of Lithuania (the "GOVERNMENT"), the Bank, being a separate legal entity, took over and assumed all rights and duties in relation to the Contracts, and the Government and State of Lithuania are therefore released from all obligations;

               e. nothing in this Agreement is intended as an admission of liability or the truth of or evidence of any facts asserted by any party in support of any of the claims subject to the Releases;

               f. this Agreement is not a solicitation of acceptance or rejection of a plan of reorganization; and

               g. except to the extent expressly set forth herein, it is expressly understood and agreed that there have not been any promises, agreements, warranties, representations, or inducements, whether oral or written, expressed or implied, made by any party hereto.

          7. COUNTERPARTS; COPIES. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Four original copies of this Agreement shall be executed, two of which shall be in English and two of which shall be in Lithuanian. In the event of a dispute regarding the interpretation of this Agreement, the English language version shall prevail.



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          IN WITNESS WHEREOF, ABN, ABNCo, and the Bank have executed this
Agreement as of the date and year set forth below.

                               American Banknote Corporation

                               By: /s/ Patrick J. Gentile
                                  --------------------------
                                   Patrick J. Gentile
                                   Its Senior Vice President - Finance
                                   Chief Accounting Officer
                               Dated: September 19, 2000

                               American Bank Note Company
                               AS TO THE RELEASES AND
                               REPRESENTATIONS AND
                               ACKNOWLEDGMENTS ONLY

                               By: /s/ Patrick J. Gentile
                                  ---------------------------
                                  Patrick J. Gentile
                                  Its Senior Vice President - Finance
                                  Chief Accounting Officer
                               Dated: September 19, 2000

                               Lietuvos Bankas

                               By: /s/ Reinoldijus Sarkinas
                                  ----------------------------
                                  Reinoldijus Sarkinas
                                  Its Governor
                               Dated: September 22, 2000